FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  VIACOM INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                                04-2949533
    ----------------------------      -----------------------------------
    (State of Incorporation)         (IRS Employer Identification No.)

       1515 Broadway
       New York, New York                             10036
    ----------------------------      -----------------------------------
     (Address of principal                                    (Zip Code)
       executive offices)

    If this Form relates to the        If this Form relates to the
    registration of a class of         registration of a class of
    debt securities and is             debt securities and is to
    effective upon filing pursuant     become effective
    to General Instruction A(c)(1)     simultaneously with the
    please check the following box     effectiveness of a concurrent
    [X]                                  registration statement under
                                       the Securities Act of 1933
                                       pursuant to General
                                       Instruction A(c)(2) please
                                       check the following box [ ]

      Securities to be registered pursuant to Section 12(b) of the Act:
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Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     -----------------------------------

6 3/4% Senior Notes due 2003            American Stock Exchange, Inc.
-----------------------------           -----------------------------------

7 5/8% Senior Debentures due 2016       American Stock Exchange, Inc.
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     Securities to be registered pursuant to Section 12(g) of the Act:
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                                      None
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                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.
-------   --------------------------------------------------------

          A description of the 6.75% Senior Notes due 2003 (the "Senior Notes") and the 7.625% Senior Debentures due 2016 of the Registrant (the "Senior Debentures" and together with the Senior Notes the "Senior Securities") of Viacom Inc. (the "Registrant") being registered hereunder is incorporated by reference to the descriptions contained under the headings "Description of Debt Securities" and "Description of Senior Debt Securities" contained in the Registrant's Prospectus dated May 10, 1995, and under the heading "Description of Senior Securities" contained in the Registrant's Prospectus Supplement dated
December 12, 1995 to such Prospectus.   Such Prospectus, as supplemented by such
Prospectus Supplement, was filed via EDGAR with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, on December 13, 1995. The aforementioned descriptions in the Prospectus and Prospectus Supplement are hereby incorporated by reference herein and made a part of this registration statement.

Item 2.   Exhibits.
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          (1)  Indenture dated as of May 15, 1995 among Viacom Inc., Viacom
               International Inc., as guarantor, and State Street Bank and Trust Company, as successor to The First National Bank of Boston, trustee (incorporated by reference to Exhibit 1 to Viacom Inc.'s Registration Statement on Form 8-A dated May 25, 1995 (Reg. No. 1-9553)).

          (2) First Supplemental Indenture dated as of May 24, 1995 among Viacom Inc., Viacom International Inc., as guarantor, and State Street Bank and Trust Company, as successor to The First National Bank of Boston, trustee (incorporated by reference to Exhibit 2 to Viacom Inc.'s Registration Statement on Form 8-A dated May 25, 1995 (Reg. No. 1-9553)).

          (3) Form of Second Supplemental Indenture and Amendment No. 1 dated as of December 15, 1995 among Viacom Inc., Viacom International Inc., as guarantor, and State Street Bank and Trust Company, trustee.

          (4)  Form of Senior Note.

          (5)  Form of Senior Debenture.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  December 14, 1995                     VIACOM INC.
                                   ------------------------------
                                        (Registrant)


                                   By:  /s/ Michael D. Fricklas
                                     ----------------------------
                                     Name:  Michael D. Fricklas
                                     Title:  Senior Vice President,
                                               Deputy General Counsel

                                  EXHIBIT INDEX
                                  -------------

Exhibit
No.            Exhibits.
-------        ---------


(1) Indenture dated as of May 15, 1995 among Viacom Inc., Viacom International Inc., as guarantor, and State Street Bank and Trust Company, as successor to The First National Bank of Boston, trustee (incorporated by reference to Exhibit 1 to Viacom Inc.'s Registration Statement on Form 8-A dated May 25, 1995 (Reg. No. 1-9553)).

(2) First Supplemental Indenture dated as of May 24, 1995 among Viacom Inc., Viacom International Inc., as guarantor, and State Street Bank and Trust Company, as successor to The First National Bank of Boston, trustee (incorporated by reference to Exhibit 2 to Viacom Inc.'s Registration Statement on Form 8-A dated May 25, 1995 (Reg. No. 1-9553)).

(3) Form of Second Supplemental Indenture and Amendment No. 1 dated as of December 15, 1995 among Viacom Inc., Viacom International Inc., as guarantor, and State Street Bank and Trust Company, trustee.

(4)            Form of Senior Note.

(5)            Form of Senior Debenture.